UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014 (June 24, 2014)

HedgePath Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13467	30-0793665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

324 South Hyde Park Avenue, Suite 350

Tampa, FL 33606

(813) 864-2559

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On September 3, 2013, HedgePath Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Mayne Pharma International Pty Ltd, an Australian company ACN 007 870 984 (“MPI”), entered into a Supply and License Agreement (as amended on December 17, 2013 and March 6, 2014, the “Supply and License Agreement”) pursuant to which MPI agreed to: (i) supply the Company with its patented formulation of the drug itraconazole, known as SUBATM-Itraconazole, in a particular dose formulation (the “Product”) for the treatment of human patients with cancer via oral administration (the “Field”) (with the initial areas of investigation being prostate, lung and skin cancer) in the United States (the “Territory”), (ii) provide the Company with an exclusive license to use and develop the intellectual property related to the Product in the Field and in the Territory and (iii) participate in a joint development committee with the Company to clinically develop the Product in the Field and in the Territory. The Supply and License Agreement was subject to early termination by MPI (the “Termination Right”) if certain conditions, including funding and other agreement conditions, where not undertaken (the “Conditions”).

On June 24, 2014 (the “Effective Date”), the Company and Mayne Pharma Ventures Pty Ltd., an Australian company ACN 168 896 357 and successor-in-interest to MPI (“Mayne Pharma”), along with Nicholas J. Virca, the Company’s President and Chief Executive Officer (“Virca”), Frank O’Donnell, Jr., M.D., our Executive Chairman (“O’Donnell”) and Hedgepath, LLC, a Florida limited liability company and the majority stockholder of the Company which is controlled by Black Robe Capital LLC, of which O’Donnell is the manager (“HPLLC”), consummated a series of related transactions to fulfill the Conditions in a manner mutually acceptable to the Company and Mayne Pharma. In connection therewith, the Company and Mayne Pharma entered into an Amended and Restated Supply and License Agreement (the “Amended Supply and License Agreement”) principally to eliminate the Conditions and related early termination rights of Mayne Pharma.

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement with Mayne Pharma

On the Effective Date, in fulfillment of one of the Conditions, and in consideration for Mayne Pharma not exercising its Termination Right, the Company and Mayne Pharma entered into a Securities Purchase Agreement (the “Mayne Purchase Agreement”). Pursuant to the terms of the Mayne Purchase Agreement, the Company (i) issued 258,363.280 shares (the “Mayne Series A Shares”) of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), and (ii) issued, upon closing of a separate Stock Purchase Agreement (the “HPLLC Purchase Agreement”) by and among the Company and HPLLC, a warrant (the “Mayne Make-Up Warrant” and together with the Mayne Series A Shares, the “Mayne Securities”) to purchase 10,250,569 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Mayne Series A Shares will convert into 87,843,897 shares of Common Stock in August 2014 pursuant to the terms of the Equity Holders Agreement (as defined and described further below) and in accordance with the Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate of Designation”). The Mayne Make-Up Warrant has an exercise price of $0.0878 per share and may be exercised at any time, from time to time, by Mayne Pharma prior to the expiration on June 24, 2019. As a result of the Mayne Purchase Agreement, Mayne Pharma owns approximately 40% of the equity securities of the Company on a fully diluted basis.

The issuance of the Mayne Securities was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated under the Securities Act because, among other things: (i) the issuance did not involve a public offering, (ii) Mayne Pharma is an accredited investor, (iii) Mayne Pharma took the securities for investment purposes and not resale and (iv) the Company took appropriate measures to restrict the transfer of the securities.

The Mayne Purchase Agreement is attached to this Current Report as Exhibit 10.1. All descriptions of the Mayne Purchase Agreement herein are qualified in their entirety to the text of Exhibit 10.1 hereto, which is incorporated herein by reference. The Mayne Make-Up Warrant is attached to this Current Report as Exhibit 4.1. All descriptions of the Mayne Make-Up Warrant herein are qualified in their entirety to the text of Exhibit 4.1 hereto, which is incorporated herein by reference.

Securities Purchase Agreement with HPLLC

On the Effective Date, as a condition to the Mayne Purchase Agreement, the Company and HPLLC entered into the HPLLC Purchase Agreement. Pursuant to the HPLLC Purchase Agreement, HPLLC purchased 20,000,000 shares (the “HPLLC Shares”) of Common Stock at a purchase price of $0.075 per share for an aggregate purchase price of $1,500,000 (the “HPLLC Purchase Price”). The HPLLC Purchase Price is payable as follows: (i) an advance payment of $125,000 made by HPLLC to the Company on June 4, 2014 was deemed partial funding of the HPLLC Purchase Price; (ii) a payment of $125,000 was made by HPLLC to the Company on the Effective Date; and (iii) the remaining $1,250,000 will been funded in monthly installments through December 31, 2014 pursuant to a promissory note (the “HPLLC Note”) issued by HPLLC to the Company on the Effective Date.

Pursuant to the HPLLC Note, commencing on June 30, 2014 and ending on December 31, 2014, HPLLC must make monthly payments to the Company in accordance with the terms and conditions of the HPLLC Note. The Company has the right, in its sole discretion, to request an advance payment of part or all of the principal of the HPLLC Note from HPLLC. The HPLLC Note bears no interest except upon an event of default in which case interest accrues at 18% per annum. In the event that HPLLC defaults on part or all of the HPLLC Note, the Company has the right to declare by written notice that HPLLC forfeit some or all of the HPLLC Shares as well as 17,646.98 shares of Series A Preferred Stock (or the Common Stock equivalent upon conversion thereof) held by HPLLC as described further below.

The issuance of the HPLLC Shares was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things: (i) the issuance did not involve a public offering, (ii) HPLLC is an accredited investor and an affiliate of the Company, (iii) HPLLC took the securities for investment and not resale and (iv) the Company took appropriate measures to restrict the transfer of the securities.

The HPLLC Purchase Agreement is attached to this Current Report as Exhibit 10.2. All descriptions of the HPLLC Purchase Agreement herein are qualified in their entirety to the text of Exhibit 10.2 hereto, which is incorporated herein by reference. The HPLLC Note is attached to this Current Report as Exhibit 10.3. All descriptions of the HPLLC Note herein are qualified in their entirety to the text of Exhibit 10.3 hereto, which is incorporated herein by reference.

Equity Holders Agreement

On the Effective Date, in fulfillment of one of the Conditions, and as a condition of the Mayne Purchase Agreement and in consideration for Mayne Pharma not exercising its Termination Right, the Company, Mayne Pharma, HPLLC, O’Donnell and Virca (together, the “Equity Holder Parties”) entered into an Equity Holders Agreement (the “Equity Holders Agreement”). The Equity Holders Agreement governs the rights and obligations of each of the parties as they pertain to the Company’s securities and to the present and future governance of the Company. Pursuant to the Equity Holders Agreement:

•	Mayne Pharma and HPLLC each agreed not to offer, pledge, sell, contract to sell, swap or enter into any other transfer arrangement any of their Company securities until June 24, 2015 (the “Lock-Up Period”) without prior written consent of the other Equity Holder Parties, except for in limited circumstances as described in the Equity Holders Agreement;

•	Mayne Pharma and HPLLC each agreed that on August 14, 2014 (or within 2 business days thereafter) each will convert all of its Series A Preferred Stock into shares of Common Stock;

•	Mayne Pharma, HPLLC, Virca and O’Donnell each agreed that during the Lock-Up Period none of them will own greater than 49.5% of the Common Stock of the Company on a fully-diluted basis (such ownership to include individual and affiliate ownership) and that after the Lock-Up Period and until August 14, 2019, each of the Equity Holder Parties will provide written notice to each of the other Equity Holder Parties if their ownership (together with affiliates) exceeds, or is going to exceed, 49.5%;

•	Mayne Pharma and its affiliates (the “Mayne Pharma Group”) have been granted a right of first refusal to purchase a pro rata share of any new securities issued by the Company, such pro rata share to be determined based upon the number of shares of Common Stock held by Mayne Pharma Group on a fully diluted basis as compared to the number of shares of Common Stock outstanding immediately prior to the offering of the new securities on a fully diluted basis;

•	Mayne Pharma has been granted the right until June 24, 2016 to introduce accredited investors to the Company to participate in a private offering of the Company’s securities (with some exceptions as described in the Equity Holders Agreement). In the event that the Company contemplates a private offering of its securities, such accredited investors introduced by Mayne Pharma to have the right to participate in up to 50% of the private offering;

•	Virca agrees to lock-up his equity securities of the Company until the earlier of: (i) September 3, 2016, (ii) the receipt of written notice of acceptance for the filing of a new drug application (an “NDA”) by the Company for the Product in the Field by the relevant regulatory authority, or, (iii) to the extent provided in an applicable award agreement, upon his death or disability;

•	O’Donnell and the Company agree that O’Donnell is not entitled to receive any equity securities under the Company’s to be adopted equity incentive plan (the “EIP”) until June 24, 2015;

•	The Company agrees not to amend the EIP in any way during the Lock-Up Period without written consent of Mayne Pharma;

•	The Equity Holder Parties agree that all awards included in the initial issuance of securities from the EIP are subject to restriction on exercise until the earlier of: (i) September 3, 2016 and (ii) the receipt of written notice of acceptance for the filing of an NDA by the Company for the Product in the Field by the relevant regulatory authority, provided that any awards granted after the Effective Date are not subject to this restriction;

•	Mayne Pharma has the right to immediately designate one director to the Company’s Board of Directors (the “Board”) and to designate a second director if the size of the Board is increased to seven directors until the earlier to occur of: (i) the date that the Amended and Restated Supply and License Agreement is terminated or expires, or (ii) the date on which the Mayne Pharma Group ceases to own ten percent (10%) or more of the issued and outstanding Common Stock on a fully diluted basis (the “Voting Rights Termination Date”);

•	The Equity Holder Parties agree that, for as long as Mayne Pharma has the right to designate a director to the Board, all of the Equity Holder Parties will vote their shares in favor of appointing the Mayne Pharma candidate to the Board;

•	The Equity Holder Parties agree not to increase or decrease the size of the Board except with the unanimous consent of the Board until the Voting Rights Termination Date;

•	Until the Voting Rights Termination Date, the Equity Holder Parties agree that any replacement or removal of Virca requires the unanimous approval of the Board;

•	Until the Voting Rights Termination Date, the Equity Holder Parties agree that any replacement or removal of O’Donnell requires the approval of all of the members of the Board except for O’Donnell;

•	The Equity Holder Parties agree that the terms of the HPLLC Note cannot be amended without unanimous approval of all disinterested directors;

•	Mayne Pharma has a right of first refusal to purchase any shares of Common Stock being transferred or sold by the individual account of O’Donnell or Virca except for certain exempt transfers as described in the Equity Holders Agreement;

•	The Equity Holder Parties agree that if HPLLC defaults under the HPLLC Note or breaches any provisions of the HPLLC Note then the Company has the right to declare that 17,646.98 shares of Series A Preferred Stock (or the Common Stock equivalent upon conversion thereof) be forfeited and Mayne Pharma has the right to purchase such forfeited shares; and

•	The Equity Holder Parties agree that if HPLLC defaults under the HPLLC Note or breaches any provisions of the HPLLC Note, then Mayne Pharma has the right to demand the resignation of O’Donnell.

In addition to the foregoing, the Equity Holder Parties also agreed that the Company would seek to meet certain goals for the commercialization of the Product (the “Commercialization Goals”) and certain funding goals for the Company (the “Funding Goals”). In the event that the Company fails to achieve the Commercialization Goals or the Funding Goals, Mayne Pharma has the right to demand the resignation of O’Donnell and/or Virca from their positions with the Company. In the event that O’Donnell or Virca do not submit their resignations in a timely manner, Mayne can terminate the Amended and Restated Supply and License Agreement. Additionally, if the Commercialization Goals are not achieved, the Company has the right to declare that HPLLC forfeit 17,646.98 shares of Series A Preferred Stock (or the Common Stock equivalent upon conversion thereof).

If O’Donnell or Virca are required to resign pursuant to the Equity Holders Agreement, then, notwithstanding the Employment Agreement (as defined below) or the Executive Chairman Agreement (as defined below), no severance, compensation, consideration or other payment will be due or payable in connection therewith and O’Donnell or Virca, as the case may be, will forfeit all then unvested options, warrants, restricted stock units, or other right to acquire Common Stock (or securities convertible into Common Stock) and will waive any claim to severance pay. Furthermore, upon such resignation or termination, Mayne Pharma will have the right to purchase by written notice to O’Donnell or Virca, as the case may be, all Company securities owned by O’Donnell or Virca, including vested options, vested warrants, vested restricted stock units and the like individually held by O’Donnell and/or Virca or otherwise transferred by either of them, as the case may be, at the fair market value (as such term is defined in the Equity Holders Agreement) as of the date of such resignation or termination.

The Equity Holders Agreement terminates (i) if the Company received an adjudication of bankruptcy, the Company executes an assignment for the benefit of creditors, a receiver is appointed for the Company or the Company is voluntarily or involuntarily dissolved or (ii) if the Company, HPLLC and Mayne Pharma expressly agree in writing. Additionally, certain limited provisions of the Equity Holders Agreement terminate at such time as the Mayne Pharma Group collectively owns less than ten percent (10%) of the Common Stock on a fully diluted basis.

The Equity Holders Agreement is attached to this Current Report as Exhibit 10.4. All descriptions of the Equity Holders Agreement herein are qualified in their entirety to the text of Exhibit 10.4 hereto, which is incorporated herein by reference.

Debt Forgiveness Agreement

On the Effective Date, as a condition of closing of the Mayne Purchase Agreement, the Company and HPLLC entered into a Debt Forgiveness Agreement (the “Debt Forgiveness Agreement”) pursuant to which HPLLC waived, canceled and forgave payment from the Company of an aggregate of $639,767 of indebtedness previously advanced by HPLLC to the Company in exchange for 2,530,227 shares of Common Stock, 71,635.981 shares of Series A Preferred Stock (the “Debt Forgiveness Series A Shares”) and a warrant (the “Debt Forgiveness Warrant”) to purchase 10,250,569 shares of Common Stock. The Debt Forgiveness Series A Shares will convert into shares of Common Stock in August 2014 pursuant to the terms of the Equity Holders Agreement and in accordance the Certificate of Designation. The Debt Forgiveness Warrant may be exercised by HPLLC at an exercise price of $0.0878 per share at any time, from time to time, by HPLLC prior to the expiration of the Debt Forgiveness Warrant on June 24, 2019.

The issuances contemplated by the Debt Forgiveness Agreement are exempt from registration pursuant to Section 4(a)(2) and/or 3(a)(9) of the Securities Act. The Company and HPLLC have agreed that no additional consideration is payable in connection with the issuance of the Common Stock, the Debt Forgiveness Series A Shares and the Debt Forgiveness Warrant.

The Debt Forgiveness Agreement is attached to this Current Report as Exhibit 10.5. All descriptions of the Debt Forgiveness Agreement herein are qualified in their entirety to the text of Exhibit 10.5 hereto, which is incorporated herein by reference. The Debt Forgiveness Warrant is attached to this Current Report as Exhibit 4.2. All descriptions of the Debt Forgiveness Warrant herein are qualified in their entirety to the text of Exhibit 4.2 hereto, which is incorporated herein by reference.

Employment Agreement with Nicholas J. Virca

On the Effective Date, in fulfillment of one of the Conditions and as a condition of closing of the Mayne Purchase Agreement, the Company and Virca, the Company’s President and Chief Executive Officer of the Company, entered into an employment agreement (the “Employment Agreement”) to formalize the terms and conditions of Virca’s employment with the Company. Pursuant to the Employment Agreement, Virca will continue to act as the President and Chief Executive Officer for a term of three (3) years from the Effective Date. At the end of the three year term, the Employment Agreement will automatically renew for successive one year terms unless prior written notice is received from either party within 60 days prior to the end of the particular term. Virca will earn a base salary of $150,000 per year for services rendered. Such base salary will automatically increase to $250,000 per year upon achievement of the Funding Goals. Virca is also eligible for a bonus in cash or in kind of up to 50% of his base salary based upon his achievement of certain goals as established by the Board or a committee of the Board. In addition, Mr. Virca will be awarded 15,041,738 shares of restricted stock units from the EIP once it has been adopted by the Board. Such restricted stock units will vest on the earlier to occur of September 3, 2016 and the receipt of written notice of acceptance for the filing of an NDA by the Company for the Product in the Field by the relevant regulatory authority.

The Employment Agreement may be terminated with or without cause (as such term is defined in the Employment Agreement) by the Company or for or without good reason (as such term is defined in the Employment Agreement) by Virca. In the event that the Employment Agreement is terminated for cause by the Company or without good reason by Virca, Virca is entitled to receive all accrued but unpaid salary and bonus amounts (“Guaranteed Severance Payments”). In the event that the Employment Agreement is terminated without cause by the Company or for good reason by Virca, Virca is entitled to the Guaranteed Severance Payments plus a cash payment equal to six months of Virca’s base salary, provided that such payment will equal twelve months of Virca’s base salary if the Company has reached certain milestones. In the event that the Employment Agreement is terminated for good reason by Virca following a change of control, Virca is entitled to the Guaranteed Severance Payments plus a cash payment equal to twelve months of Virca’s base salary, provided that such payment will equal eighteen months of Virca’s base salary if the Company has reached certain performance milestones. The Employment Agreement is also terminable upon death and disability and upon the terms as described above in the Equity Holder Agreement. Virca may not compete against the Company or solicit employees or customers from the Company for a period of one (1) year after termination of his employment for any reason as described in the Virca Employment Agreement.

The Virca Employment Agreement is attached to this Current Report as Exhibit 10.6. All descriptions of the Virca Employment Agreement herein are qualified in their entirety to the text of Exhibit 10.6 hereto, which is incorporated herein by reference.

Executive Chairman Agreement with Frank E. O’Donnell, Jr., M.D.

On the Effective Date, , in fulfillment of one of the Conditions and a condition of closing of the Mayne Purchase Agreement, the Company and O’Donnell, the current Executive Chairman of the Company, entered into an Executive Chairman Agreement (the “Executive Chairman Agreement”) to memorialize the terms under which O’Donnell will continue to serve in such capacity and as a director of the Company. The Executive Chairman Agreement commenced on the Effective Date and continues until the date that O’Donnell is no longer serving as a member of the Board. For serviced rendered as Executive Chairman, O’Donnell is entitled to cash compensation of $43,200 per year, increasing to $72,000 per year upon achievement of the Funding Goals. O’Donnell is further entitled to an annual bonus in cash or in securities of the Company of up to 50% of O’Donnell’s annual fee. O’Donnell may not compete against the Company or solicit employees or customers from the Company for a period of one year after termination of the Executive Chairman Agreement as described in further detail in the same. The Executive Chairman Agreement may be terminated by either the Company or O’Donnell with

60 days written notice and upon the terms as described above in the Equity Holder Agreement. Upon termination, the Company will be required to pay O’Donnell all compensation and expenses that are owed to him as of the date of termination.

The Executive Chairman Agreement is attached to this Current Report as Exhibit 10.7. All descriptions of the Executive Chairman Agreement herein are qualified in their entirety to the text of Exhibit 10.7 hereto, which is incorporated herein by reference.

Amended and Restated Supply and License Agreement

On the Effective Date, the Company entered into the Amended and Restated Supply and License Agreement with Mayne Pharma.

The Amended and Restated Supply and License Agreement amended the Supply and License Agreement by removing each of the Conditions that were met by the foregoing transaction documents and each of the Conditions that were waived or modified by the parties.

The Amended and Restated Supply and License Agreement is attached to this Current Report as Exhibit 10.8. All descriptions of the Amended and Restated Supply and License Agreement herein are qualified in their entirety to the text of Exhibit 10.8 hereto, which is incorporated herein by reference. The Supply and License Agreement is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 10, 2013 (the “September 8-K”). All descriptions of the Supply and License Agreement herein are qualified in their entirety to the text of Exhibit 10.1 attached to the September 8-K, which is incorporated herein by reference. A First Amendment to the Supply and License Agreement is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 23, 2013 (the “December 8-K”). All descriptions of such First Amendment to the Supply and License Agreement herein are qualified in their entirety to the text of Exhibit 10.1 attached to the December 8-K, which is incorporated herein. A Second Amendment to the Supply and License Agreement is attached to the Company’s Current Report on Form 8-K filed on March 11, 2014 (the “March 8-K”). All descriptions of such Second Amendment to the Supply and License Agreement herein are qualified in their entirety to the text of Exhibit 10.1 attached to the March 8-K, which is incorporated herein.

Item 3.02. Unregistered Sales of Equity Securities

The information regarding the sale of the shares of the Company’s Common Stock, Series A Preferred Stock and other securities convertible or exercisable into Common Stock set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Effective Date, in connection with the transactions described in Item 1.01, Virca voluntarily resigned as a member of the Board.

On the Effective Date, pursuant to the right afforded to Mayne Pharma in the Equity Holders Agreement, and to fill the vacancy on the Board occasioned by Virca’s resignation from the Board, the Board appointed Stefan J. Cross to serve as a member of the Board. Mr. Cross will hold office until the next annual meeting of stockholders of the Company and until his successor is elected and qualified or until his earlier death, incapacity, resignations or removal. The following is Mr. Cross’ biography:

Stefan J. Cross, age 41, has, since November 2013, served as the President of the U.S. subsidiaries of Mayne Pharma Group Limited (ASX: MYX). Mr. Cross has more than 20 years of experience in the pharmaceutical industry. Prior to his current appointment as President, he served since 2012 as the Vice President, Business and Corporate Development of Mayne Pharma’s non-U.S. operations, where he was responsible for all in-licensing and out-licensing programs and research and development partnerships. Prior to joining Mayne Pharma, Mr. Cross was, from 2007 to 2012, Head of Marketing (Asia Pacific) for Hospira Inc., a leading global provider of pharmaceuticals and medical devices, where he was responsible for expansion of the new product portfolio and on-market product growth across all markets in the region. Prior to Hospira, Mr. Cross spent most of the period from 1991 to 2007 working in the pharmaceutical sector in the areas of strategy, business development/mergers and acquisitions, sales and marketing, human resources, finance and information technology. Mr. Cross holds a Masters in Business in Administration from Swinburne University of Technology, Australia, and a degree in Business Information Systems from the University of South Australia.

On the Effective Date, the Board appointed Dr. R. Dana Ono to serve as an independent director of the Company. Dr. Ono will hold office until the next annual meeting of stockholders of the Company and until his successor is elected and qualified or until his earlier death, incapacity, resignations or removal. The following is Dr. Ono’s biography:

Dr. R. Dana Ono, age 61, is a co-founder and since 2000 has been associated with the VIMAC Milestone Medica Fund LP, a Boston-based early-stage life sciences fund co-sponsored by VIMAC Ventures LLC and RBC Technology Ventures, Inc. Dr. Ono has 30 years of experience in managing public and private life science companies, including, from 1995 to 2000, serving as President and Chief Executive Officer of IntraImmune Therapies, Inc., which was sold to Abgenix, Inc. in 2000. Throughout his career, he has been engaged in the strategic planning, product management, technology acquisition, and commercial development of life science start-ups and has been involved in a number of pioneering milestones in biotechnology. He has founded several biotech companies in the U.S., including in the areas of drug discovery and development, nutraceuticals and cosmeceuticals. He is a founding director of the Massachusetts Biotechnology Council, Inc. and serves on the Board of Trustees of the Marine Biological Laboratory in Woods Hole, Massachusetts. Dr. Ono received his AB in Earth & Planetary Sciences from The Johns Hopkins University and his AM and PhD in Biology from Harvard University, where he also completed a program in business administration.

On the Effective Date, the Board appointed W. Mark Watson to serve as an independent director of the Company, to fill a vacancy on the Board. Mr. Watson will hold office until the next annual meeting of stockholders of the Company and until his successor is elected and qualified or until his earlier death, incapacity, resignations or removal. The following is Mr. Watson’s biography:

W. Mark Watson, age 63, is a Certified Public Accountant with over 40 years of experience in public accounting and auditing, having spent his entire career at Deloitte Touche Tohmatsu and its predecessor, most recently as Central Florida Marketplace Leader. Among other industries, he has a particular expertise in the health and life sciences sector, having played a significant role in the development of Deloitte’s audit approach for health and life sciences companies. He has served as lead audit partner and advisory partner on the accounts of many public companies ranging from middle market firms to Fortune 500 enterprises. Mr. Watson is a member of American Institute of Certified Public Accountants, the Florida Institute of Certified Public Accountants and the New York State Society of Public Accountants. He received his undergraduate degree in Accounting from Marquette University.

Item 9.01. Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

4.1	Warrant, dated June 24, 2014 issued to Mayne Pharma Ventures Pty Ltd.

4.2	Warrant, dated June 24, 2014, issued to Hedgepath, LLC

10.1	Securities Purchase Agreement, dated June 24, 2014, by and between HedgePath Pharmaceuticals, Inc. and Mayne Pharma Ventures Pty Ltd.

10.2	Stock Purchase Agreement, dated June 24, 2014, by and between HedgePath Pharmaceuticals, Inc. and Hedgepath, LLC

10.3	Promissory Note, dated June 24, 2014, issued to HedgePath Pharmaceuticals, Inc.

10.4	Equity Holders Agreement, dated June 24, 2014, by and between HedgePath Pharmaceuticals, Inc., Mayne Pharma Ventures Pty Ltd., Hedgepath, LLC, Nicholas J. Virca and Frank O’Donnell, Jr. M.D. (*)

10.5	Debt Forgiveness Agreement, dated June 24, 2014, by and between HedgePath Pharmaceuticals, Inc. and Hedgepath, LLC

10.6	Employment Agreement, dated June 24, 2014, with Nicholas J. Virca (*)

10.7	Executive Chairman Agreement, dated June 24, 2014, with Frank O’Donnell, Jr. M.D.

10.8	Amended and Restated Supply and License Agreement, dated June 24, 2014, by and between HedgePath Pharmaceuticals, Inc. and Mayne Pharma Ventures Pty Ltd.(*)

*	Confidential treatment is requested for certain portions of this exhibit pursuant to 17 C.F.R. Sections 200.8(b)(4) and 240.24b-2.

Cautionary Note on Forward-Looking Statements

This Current Report and any related statements of representatives and partners of the Company contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the results (i) of the Company’s commercial partnership with Mayne Pharma and (ii) clinical trials for and of regulatory review of SUBA-Itraconazole) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2014	HEDGEPATH PHARMACEUTICALS, INC.

	By:	/s/ Nicholas J. Virca
	Name:	Nicholas J. Virca
	Title:	President and CEO